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                                                                    EXHIBIT 99.2

                                                                       EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           THE ARISTOTLE CORPORATION


     The Aristotle Corporation (the "Corporation"), a corporation organized
                                     -----------
and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is The Aristotle Corporation. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 25, 1986, under the name FFB Corp.
At various times thereafter it was amended and was restated.

     2. On April 12, 1994, a certificate of designation was filed with the Secretary of State of the State of Delaware designating the Series A, B, C, and D preferred stock of the Corporation.

     3. On November 7, 1997, a certificate of designation was filed with the Secretary of State of the State of Delaware designating the Series E preferred stock of the Corporation.

     4. On December 30, 1997, a certificate of designation was filed with the Secretary of State of the State of Delaware designating the Series F, G, and H preferred stock of the Corporation.

     5. This amended and restated certificate of incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     6. The text of the certificate of incorporation, as amended, is hereby restated and further amended to read in its entirety as set forth below:

                                   ARTICLE 1
                                      NAME

     The name of the corporation (the "Corporation") is _______________________.
                                       -----------

                                   ARTICLE 2
                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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                                   ARTICLE 3
                                    DURATION

     The Corporation is to have perpetual existence.

                                   ARTICLE 4
                                 CAPITAL STOCK

     A. The total number of shares of capital stock that the Corporation has authority to issue is 40,000,000 shares, consisting of 25,000,000 shares of common stock, par value $.01 per share, and 15,000,000 shares of preferred stock, par value $.01 per share, of which [2,848,999] shares are hereby designated Series I preferred stock and 10,964,596 shares are hereby designated Series J preferred stock.

     B. The remaining shares of preferred stock may be issued from time to time in one or more series. The board of directors of the Corporation is expressly authorized to provide for the issuance of all or any of the remaining shares of preferred stock in one or more series, to fix the number of shares, and to determine or alter for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as stated in resolutions adopted by the board of directors providing for the issuance of those shares and as may be permitted by the General Corporation Law of the State of Delaware. The board of directors is also expressly authorized to increase or decrease (but not below the number of shares of that series then outstanding) the number of shares of any series issued after shares of that series are issued. If the number of shares of any such series is so decreased, the shares constituting that decrease will resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of that series.

     C. The powers, preferences, rights, restrictions, and other matters relating to the Series I preferred stock are as follows:

     1. Stated Value. The stated value of each share of Series I preferred stock
        -------------
(the "Series I Stated Value") is $6.00, subject to adjustment for stock dividends, combinations, splits, recapitalizations and the like with respect to the Series I preferred stock.

     2. Dividends. (a) Each holder of one or more shares of Series I preferred
        ----------
stock is entitled to receive, if declared by the board of directors but only out of funds that are legally available therefor, cash dividends at the rate of 11% per annum of the Series I Stated Value on each share of Series I preferred stock. These dividends accrue on each share of Series I preferred stock from __________, 2002, and accrue daily, whether or not earned or declared. Subject to Section 4(h), these dividends are cumulative and are payable on March 31 and September 30 of each year, if declared by the board of directors.

----------------------------------------

1   Add to this number any shares falling within clause (iv) of Section 6.08 of the merger agreement.

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     (b) Unless all cumulative dividends on shares of Series I preferred stock
(1) have been paid in cash or been declared in full and cash sums set apart to pay those dividends or (2) are, pursuant to Section 4(h), no longer required to be paid, the Corporation may not pay or declare any dividend, whether in cash or property, or make any other distribution, to holders of common stock or any other stock of the Corporation ranking junior to the Series I preferred stock as to dividends or liquidation rights (any such stock, "Series I Junior Stock"), nor may the Corporation purchase, redeem, or otherwise acquire for value any shares of Series I Junior Stock (except for shares of common stock that it acquires (1) under any agreement permitting or requiring the Corporation to purchase shares of common stock held by any Person upon that Person ceasing to provide services to the Corporation or (2) upon exercising a right of first refusal upon proposed transfer by a holder of common stock).

     (c) For purposes of Section 2(b), the Series I preferred stock ranks on a parity with the Series J preferred stock. If the Corporation pays in cash any dividends on the Series J preferred stock, or declares any dividends on the Series J preferred stock and sets apart cash sums to pay those dividends, it shall also pay in cash, or declare and set apart cash sums to pay, as applicable, dividends on the Series I preferred stock representing a percentage of cumulated Series I dividends that is equal to the percentage of cumulated Series J dividends that is represented by the dividends paid or declared on the Series J preferred stock.

     3. Liquidation. (a) Upon occurrence of a liquidation, dissolution, or
        ------------
winding up of the Corporation, whether voluntary or involuntary (any such event, a "Liquidating Event"), each holder of shares of Series I preferred stock will be entitled to receive out of the remaining assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of Series I Junior Stock, an amount per share of Series I preferred stock (this amount, the "Series I Liquidation Amount") equal to the Series I Stated Value plus an amount equal to all accumulated and unpaid dividends (whether or not declared by the board of directors) on each share up to the date fixed for distribution. After payment of the full Series I Liquidation Amount, holders of shares of Series I preferred stock will not be entitled to participate any further in any distribution of assets by the Corporation. If upon occurrence of a Liquidating Event the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of the Series I preferred stock the full Series I Liquidation Amount, holders of Series I preferred stock will share ratably in any distribution of assets so that each such holder receives, per share, the same percentage of the Series I Liquidation Amount.

     (b) For purposes of Section 3(a), the Series I preferred stock ranks on a parity with the Series J preferred stock. If the Corporation pays any portion of the Series J Liquidation Amount (as defined below in Section 3(a) of Section D), it shall at the same time also pay a percentage of the Series I Liquidation Amount equal to the percentage of the Series J Liquidation Amount paid by the Corporation.

     (c) Subject to applicable law, any non-cash assets of the Corporation that are legally available for distribution upon dissolution or winding up of the Corporation must be promptly liquidated by a liquidating trust or similar entity.

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     (d) A reorganization, consolidation or merger of the Corporation or a sale or other disposition of all or substantially all the assets of the Corporation will not constitute liquidation, dissolution, or winding up of the Corporation for purposes of this Section 3.

     4. Optional Conversion. (a) Any time during the 90-day period starting at
        --------------------
midnight at the beginning of the fifth anniversary of the effective date of the merger of Nasco International, Inc. into the Corporation (the "Fifth Anniversary"; that period, the "Conversion Period"), each share of Series I preferred stock will be convertible at the option of the holder into such number of fully paid and nonassessable shares of common stock as is determined by dividing (x) an amount equal to (1) the Series I Stated Value plus (2) an amount equal to the dividends that have accrued on each share of Series I preferred stock through the Fifth Anniversary and not been paid by (y) the conversion price for the Series I preferred stock (the "Conversion Price") in effect on the date the certificate is surrendered for conversion as provided in Section 4(c). The Conversion Price is initially $12.00, but is subject to adjustment as provided in Section 5. Shares of Series I preferred stock may not be converted into shares of common stock at any time other than during the Conversion
Period.

     (b) By notice sent by first-class certified mail, return receipt requested, postage prepaid, to each holder of shares of Series I preferred stock at its address appearing on the Corporation's records, the Corporation shall give each holder of shares of Series I preferred stock at least 60 days' advance notice, but no more than 90 days' advance notice, of the Fifth Anniversary. This notice must also specify the date upon which the Conversion Period expires and the number of shares of common stock into which shares of Series I preferred stock are convertible.

     (c) Any holder of one or more shares of Series I preferred stock may exercise the conversion right under Section 4(a) as to any one or more of those shares by delivering to the Corporation during regular business hours during the Conversion Period, at the office of the Corporation or any transfer agent of the Corporation for the Series I preferred stock as may be designated by the Corporation, the one or more certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder is electing to convert those shares and stating the name or names (with address) in which the one or more certificates for shares of common stock are to be issued. Conversion will be deemed to have been effected on the date when a holder delivers as required by the previous sentence the one or more certificates for the shares to be converted (that date, the "Conversion Date"). As promptly as practicable thereafter, but in any event not later than 10 business days following the Conversion Date, the Corporation shall issue and deliver to or upon the written order of the holder, to the place designated by the holder, the one or more certificates representing the shares of common stock to which the holder is entitled and a check or cash in respect of any fractional interest in a share of common stock as provided in Section 4(d). The person in whose name one or more certificates for common stock are to be issued will be deemed to have become a common stock holder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event that person will be deemed to have become a holder of record on the next succeeding date on which the transfer books are open, but the applicable Conversion Price will be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series I preferred stock surrendered for conversion, the Corporation shall at its expense issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, in addition to one or more certificates representing the shares of common stock to which shares of Series I preferred stock of the holder were converted, a new certificate (dated so as not to result in any loss of dividends) covering the number of shares of the Series I preferred stock representing the unconverted portion of the certificate so surrendered.

     (d) The Corporation will not issue any fractional shares of common stock or scrip upon conversion of shares of Series I preferred stock. If more than one share of Series I preferred stock is surrendered for conversion at any one time by the same holder, the number of full shares of common stock issuable upon conversion thereof must be computed on the basis of the aggregate number of shares of Series I preferred stock so surrendered. Instead of any fractional shares of common stock that would otherwise be issuable upon conversion of any shares of Series I preferred stock, the Corporation shall pay a cash amount equal to the then Current Market Price of a share of common stock on the trading day immediately preceding the Conversion Date multiplied by the fractional interest. Fractional interests are not entitled to dividends and holders of fractional interests are not entitled to any rights as stockholders of the Corporation in respect of those fractional interests. If the Corporation cannot legally pay any such cash amount, the Corporation shall pay it as soon thereafter as funds are legally available.

     (e) The Corporation shall pay all documentary or stamp taxes attributable to issuance or delivery of shares of common stock upon conversion of any shares of Series I preferred stock, if issued in the name of the record holder.

     (f) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of common stock and solely for the purpose of effecting conversion of the shares of Series I preferred stock sufficient shares to provide for the conversion of all outstanding shares of Series I preferred stock.

     (g) All shares of common stock issued upon conversion of shares of Series I preferred stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

     (h) Subsequent to conversion of any shares of Series I preferred stock in accordance with this Section 4, the Corporation will not be required to pay any dividends that have accumulated on those shares.

     (i) As used in this Article 4, "Current Market Price" means, with respect to the common stock as of any date, the following:

(1) the mean between the highest and lowest quoted selling prices on the Nasdaq SmallCap Market (or any other securities exchange or trading market where the common stock is listed or traded) for that date or, if there are no sales on that date, the nearest preceding date on which there were one or more sales; or

(2) if the common stock is not listed or traded on any securities exchange or trading market, the fair market value of a share of common stock as determined in good faith by the board of directors of the Corporation.

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     5.  Adjustment to Conversion Price.  The Conversion Price is subject to
         -------------------------------
adjustment from time to time as follows:

     (a) If the Corporation issues, after the date upon which any shares of Series I preferred stock were first issued (the "Original Issue Date"), any shares of common stock other than Excluded Securities (as defined below) ("Additional Stock") without consideration or for a consideration per share less than the Conversion Price (in the case of any such issuance to an Affiliate (as that term is defined in Article 11) of the Corporation) or the Current Market Price (in the case of any other such issuance) on the date of that issuance of Additional Stock, the Conversion Price in effect immediately prior to each such issuance will automatically be adjusted to a price determined by multiplying the Conversion Price by a fraction, the numerator of which is the number of shares of common stock deemed outstanding immediately prior to that issuance plus the number of shares of common stock that the aggregate consideration received by the Corporation for that issuance would purchase at the Conversion Price in effect immediately prior to that issuance, and the denominator of which is the number of shares of common stock deemed outstanding immediately prior to that issuance plus the number of shares of that Additional Stock. For purposes of any adjustment of the Conversion Price pursuant to this Section 5(a), the following provisions apply:

(1) The number of shares of common stock deemed to be outstanding as of a given date will be the sum of (A) the number of shares of common stock actually outstanding (which number excludes shares held in treasury), (B) the number of shares of common stock into which the then-outstanding shares of Series I preferred stock would be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of common stock that would be obtained through the exercise or conversion of all other rights, options and convertible securities exercisable or convertible on the day immediately preceding the given date.

(2) The Conversion Price will not be adjusted in increments of less than one cent per share, provided that any adjustments that as a result are not made will be carried forward and taken into account upon the earlier to occur of
     (A) conversion and (B) any subsequent adjustment that, together with any one or more immediately preceding adjustments that have not been made, would result in an adjustment of one cent per share or more. Except to the limited extent provided for in Sections 5(a)(5)(C), 5(a)(5)(D) and 5(c), no adjustment of the Conversion Price pursuant to this Section 5(a)(2) will have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to that adjustment.

(3) In the case of issuance of Additional Stock for cash, the consideration will be deemed to be the amount of cash paid therefor after deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance.

(4) In the case of issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash will be deemed to be the fair value of the Additional Stock issued, as determined in good faith by the board of directors irrespective of any accounting treatment.

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(5)  In the case of issuance of options to purchase or rights to subscribe for common stock, securities by their terms convertible into or exchangeable for common stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions apply:

     (A) the aggregate maximum number of shares of common stock deliverable upon exercise of such options to purchase or rights to subscribe for common stock will be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5(a)(3) and 5(a)(4)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the common stock covered thereby;

     (B) the aggregate maximum number of shares of common stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for any such convertible or exchangeable securities and subsequent conversion or exchange thereof will be deemed to have been issued at the time those securities were issued or those options or rights were issued and for a consideration equal to the consideration received by the Corporation for those securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of those securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 5(a)(2) and 5(a)(3));

     (C) on any change in the number of shares of common stock deliverable upon exercise of any such options or rights or conversion of or exchange for any such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon the exercise of any such options or rights or conversion of or exchange for any such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price will forthwith be readjusted to the Conversion Price as would have obtained had the adjustment made upon the issuance of those options, rights or securities not exercised, converted or exchanged prior to that change or options or rights related to those securities not exercised, converted or exchanged prior to such change been made upon the basis of that change; and

     (D) on expiration of any such options or rights, termination of any such rights to convert or exchange, or expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price will forthwith be readjusted to the Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of common stock actually issued upon exercise of those options or rights, upon conversion or exchange of those securities or upon the exercise of

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          the options or rights related to those securities and subsequent conversion or exchange thereof.

     (b) If, at any time after the Original Issue Date, the number of shares of common stock outstanding is increased by a stock dividend payable in shares of common stock or by a subdivision or split-up of shares of common stock, then, upon the record date fixed for determining holders of common stock entitled to receive that stock dividend or upon the date of that subdivision or split-up, as applicable, the Conversion Price will be appropriately decreased so as to increase the number of shares of common stock issuable on conversion of each share of Series I preferred stock in proportion to that increase in outstanding shares of common stock.

     (c) If, at any time after the Original Issue Date, the number of shares of common stock outstanding is decreased by a combination or reverse split of the outstanding shares of common stock, then, upon the date of that combination or reverse split, the Conversion Price will be appropriately increased so as to decrease the number of shares of common stock issuable on conversion of each share of Series I preferred stock in proportion to that decrease in outstanding shares of common stock.

     (d) If, at any time from the Original Issue Date until expiration of the Conversion Period, the Corporation declares or pays any dividend or makes any other distribution to holders of shares of common stock other than a dividend or distribution of shares of common stock and the aggregate value of such dividends and distributions made during any fiscal year exceeds $3,000,000, the Conversion Price will be decreased by the value, per share of outstanding common stock, of the amount by which those dividends or distributions exceed $3,000,000 in that fiscal year. In the case of any such dividend or distribution to holders of common stock that is not a cash payment, the value per share of common stock of that dividend or distribution will be deemed to be the market value per share of common stock of the property so dividended or distributed, as determined in good faith by the board of directors irrespective of any accounting treatment.

     (e) In the event, at any time after the Original Issue Date, of any capital reorganization or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in or any change in ownership of the common stock) or of sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, each share of Series I preferred stock will after that reorganization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from that consolidation or surviving that merger or to which those properties and assets were sold or otherwise disposed, to which the holder of the number of shares of common stock deliverable (immediately prior to the time of that reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of those shares would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section 5

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will similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or other dispositions.

     (f) Whenever the Conversion Price is adjusted as provided in this Section 5, the Corporation shall forthwith file, at the office of the Corporation or any transfer agent designated by the Corporation for the Series I preferred stock, a statement, signed by its chief financial officer, showing in detail the facts requiring that adjustment, the Conversion Price then in effect, and computations demonstrating how the adjusted Conversion Price was arrived at. The Corporation shall also cause a copy of such statement to be sent by first-class certified mail, return receipt requested, postage prepaid, to each holder of shares of Series I preferred stock at its address appearing on the Corporation's records. Where appropriate, this copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5(g).

     (g) If the Corporation proposes to take any action of the types described in Section 5(e), the Corporation shall give notice to each holder of shares of Series I preferred stock, in the manner set forth in Section 5(f), specifying the record date, if any, with respect to that action and the date on which that action is to take place and setting forth any facts reasonably necessary to indicate the effect of that action (to the extent that effect may be known at the date of that notice) on the Conversion Price and the number, kind, or class of shares or other securities or property deliverable or purchasable upon occurrence of that action or deliverable upon conversion of shares of Series I preferred stock. In the event of any action that would require the fixing of a record date, any notice required under this Section 5(g) must be given at least 20 days prior to the date so fixed, and in case of all other actions, any such notice must be given at least 30 days prior to the action is taken. Failure to give such notice, or any defect therein, will not affect the legality or validity of any such action.

     (h)  As used in this Section 5, "Excluded Securities" means as follows:

(1) shares of common stock issued to officers, employees or directors of, or consultants to, the Corporation pursuant to any agreement, plan or arrangement approved by the board of directors, or shares of common stock underlying (A) options to purchase or rights to subscribe for shares of common stock, (B) securities by their terms convertible into or exchangeable for shares of common stock, or (C) options to purchase or rights to subscribe for such convertible or exchangeable securities, in each case as approved by the board of directors; and

(2)  common stock issued upon the conversion of the Series I preferred stock.

     6.  Voting Rights.  Each holder of shares of Series I preferred stock is
         -------------
entitled to one vote for each share of common stock into which each share of Series I preferred stock could then be converted, but for the restrictions on timing of conversion contained in Section 4(a) (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to that vote, each holder has full voting rights and powers equal to the voting rights and powers of the holders of common stock and is entitled to vote, together with holders of common stock and not as a separate class (except as required by law), with respect to any question upon which holders of common stock have the right to vote.

     D. The powers, preferences, rights, restrictions, and other matters relating to the Series J preferred stock are as follows:

     1. Stated Value. The stated value of each share of Series J preferred stock
        ------------
(the "Series J Stated Value") is $6.00, subject to adjustment for stock dividends, combinations, splits, recapitalizations and the like with respect to the Series J preferred stock.

     2. Dividends. (a) Each holder of one or more shares of Series J preferred
        ---------
stock is entitled to receive, when and as declared by the board of directors, but only out of funds that are legally available therefor, cash dividends at the rate of 12% per annum of the Series J Stated Value on each share of Series J preferred stock. These dividends accrue on each share of Series J preferred stock from __________, 2002, and accrue daily, whether or not earned or declared. These dividends are cumulative and are payable on March 31 and September 30 of each year, if declared by the board of directors.

     (b) Unless all cumulative dividends on shares of Series J preferred stock have been paid in cash or been declared in full and cash sums set apart to pay those dividends, the Corporation may not pay or declare any dividend, whether in cash or property, or make any other distribution, to holders of common stock or any other stock of the Corporation ranking junior to the Series J preferred stock as to dividends or liquidation rights (any such stock, "Series J Junior Stock"), nor may the Corporation purchase, redeem, or otherwise acquire for value any shares of Series J Junior Stock (except for shares of common stock that it acquires (1) under any agreement permitting or requiring the Corporation to purchase shares of common stock held by any Person upon that Person ceasing to provide services to the Corporation or (2) upon exercising a right of first refusal upon proposed transfer by a holder of common stock).

     (c) For purposes of Section 2(b), the Series J preferred stock ranks on a parity with the Series I preferred stock. If the Corporation pays in cash any dividends on the Series I preferred stock, or declares any dividends on the Series I preferred stock and sets apart cash sums to pay those dividends, it shall also pay in cash, or declare and set apart cash sums to pay, as applicable, dividends on the Series J preferred stock representing a percentage of cumulated Series J dividends that is equal to the percentage of cumulated Series I dividends that is represented by the dividends paid or declared on the Series I preferred stock.

     3. Liquidation. (a) Upon occurrence of a Liquidating Event, each holder of
        ------------
shares of Series J preferred stock will be entitled to receive out of the remaining assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of Series J Junior Stock, an amount per share of Series J preferred stock (this amount, the "Series J Liquidation Amount") equal to the Series J Stated Value plus an amount equal to all accumulated and unpaid dividends (whether or not declared by the board of directors) on each share up to the date fixed for distribution. After payment of the full amount of the liquidating distribution to which they are entitled, holders of shares of Series J preferred stock will not be entitled to participate any further in any distribution of assets by the Corporation. If upon occurrence of a Liquidating Event the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of the Series J preferred stock the full Series J Liquidation Amount, holders of Series I preferred stock will share ratably in any distribution of assets so that each such holder receives, per share, the same percentage of the Series J Liquidation Amount.

       (b) For purposes of Section 3(a), the Series J preferred stock ranks on a parity with the Series I preferred stock. If the Corporation pays any portion of the Series I Liquidation Amount, it shall at the same time also pay a percentage of the Series J Liquidation Amount equal to the percentage of the Series I Liquidation Amount paid by the Corporation.

       (c) Subject to applicable law, any non-cash assets of the Corporation that are legally available for distribution upon dissolution or winding up of the Corporation must be promptly liquidated by a liquidating trust or similar entity.

       (d) A reorganization, consolidation or merger of the Corporation or a sale or other disposition of all or substantially all the assets of the Corporation will not constitute liquidation, dissolution, or winding up of the Corporation for purposes of this Section 3.

     4. Voting Rights.  Holders of shares of Series J preferred stock are not
        -------------
entitled to a vote with respect to their shares of Series J preferred stock, except as required by law.

     E. The rights of the common stock are as follows:

     1. Dividend Rights. Whenever the Corporation has paid, or declared and set
        ---------------
aside for payment, to the holders of outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends the full amount of any dividends to which those holders are entitled in preference to the common stock, then the Corporation may pay dividends on the common stock, and on any class or series of stock entitled to participate with the common stock as to dividends, out of any assets legally available for the payment of dividends, but only when declared by the board of directors of the Corporation.

     2. Liquidation Rights.  In the event of any liquidation, dissolution, or
        -------------------
winding up of the Corporation, after payment or provision for payment of all debts and liabilities of the Corporation and after the Corporation has paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock in any such event the full preferential amounts to which they are entitled, the Corporation shall pay the holders of the common stock, and of any class or series of stock entitled to participate with the common stock as to distribution of assets, the remaining assets of the Corporation available for distribution, in cash or in kind.

     3. Voting Rights. Each holder of shares of common stock is entitled to one
        -------------
vote for each share of common stock held by that voter.


                                   ARTICLE 5
                               PREEMPTIVE RIGHTS

     Holders of the capital stock of the Corporation are not entitled to preemptive rights with respect to any shares or other securities that the Corporation may issue.

                                   ARTICLE 6
                                   DIRECTORS

     A. The Corporation shall be under the direction of a board of directors. The board of directors shall consist of not less than seven directors nor more than 15 directors. The number of directors within this range shall be as stated in the Corporation's Bylaws, as may be amended from time to time, and shall initially consist of 13 directors. The board of directors shall divide the directors into three classes and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, that the directors in each class shall be as nearly equal in number as possible; provided, further, that no decrease in the number of directors shall affect the term of any director then in office.

     B. The classification shall be such that the term of one class shall expire each succeeding year. The Corporation's board of directors shall initially be divided into three classes named Class I, Class II and Class III, with Class I initially consisting of five directors and Class II and III each initially consisting of four directors. The terms, classifications, qualifications and election of the board of directors and the filling of vacancies thereon shall be as provided herein and in the Bylaws.

     C. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

     D. Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     E. No director may be removed except for cause and then only by an affirmative vote of at least two-thirds of the total votes eligible to be voted by shareholders at a duly constituted meeting of shareholders called for such purpose. At least 30 days prior to such meeting of shareholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

                                   ARTICLE 7
                                     BYLAWS

     The board of directors or the shareholders may from time to time amend the bylaws of the Corporation. Such action by the board of directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose.
Such action by the shareholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be voted at a duly constituted meeting of shareholders called for such purpose.

                                   ARTICLE 8
                                SPECIAL MEETINGS

     Special meetings of shareholders may be called at any time but only by the chairman of the board or the president of the Corporation or by the board of directors of the Corporation.

                                   ARTICLE 9
                               REGISTERED OFFICE

     The street address of the Corporation's initial registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of
New Castle, and the name of its initial registered agent at such address is The Corporation Trust Company.

                                  ARTICLE 10
                    CRITERIA FOR EVALUATING CERTAIN OFFERS.

     The board of directors of the Corporation, when evaluating any offer to
(i) make a tender or exchange offer for the common stock of the Corporation,
(ii) merge or consolidate the Corporation with another institution, or
(iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the economic effects of acceptance of such offer on (a) depositors, borrowers and employees of the insured institution subsidiary or subsidiaries of the Corporation, and on the communities in which such subsidiary or subsidiaries operate or are located and (b) the ability of such subsidiary or subsidiaries to fulfill the objectives of an insured institution under applicable federal statutes and regulations.

                                  ARTICLE 11
                         CERTAIN BUSINESS COMBINATIONS.

     The votes of shareholders and directors required to approve any Business Combination shall be as set forth in this Article 11. The term "Business Combination" is used as defined in subsection 1 of this Article 11. All other capitalized terms not otherwise defined in this Article 11 or elsewhere in this Certificate of Incorporation are used as defined in subsection 3 of this
Article 11.

     Subsection 1.  Vote Required for Certain Business Combinations.
                    -----------------------------------------------

     A.  Higher Vote for Certain Business Combinations.  In addition to any
         ---------------------------------------------
affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in subsection 2 of this Article 11:

(i) any merger, consolidation or share exchange of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after the merger, consolidation or share exchange would be, an Affiliate or Associate (as the terms are hereinafter defined) of such Interested Shareholder prior to the transaction; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the usual and regular course of business (in one transaction or a series of transactions in any twelve-month period) to any Interested Shareholder or any Affiliate or Associate of such Interested Shareholder, other than the Corporation or any of its Subsidiaries, of any assets of the Corporation or any Subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the Corporation, an aggregate book value as of the end of the Corporation's most recent fiscal quarter of ten percent or more of the total Market Value (as hereinafter defined) of the outstanding shares of the Corporation or of its net worth as of the end of its most recent fiscal quarter; or

(iii) the issuance or transfer by the Corporation, or any Subsidiary (in one transaction or a series of transactions) of any equity securities of the Corporation or any Subsidiary having an aggregate Market Value of five percent or more of the total Market Value of the outstanding shares of the Corporation to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe to or purchase securities offered, issued or granted pro rata to all holders of the Voting Stock (as hereinafter defined) of the Corporation or any other method affording substantially proportionate treatment to the holders of Voting Stock; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder, other than the Corporation or any of its Subsidiaries; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing the proportionate amount of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries;

shall be approved by affirmative vote of at least (a) the holders of two-thirds of the total number of outstanding shares of Voting Stock and (b) the holders of a majority of the voting power of the outstanding shares of Voting Stock, excluding for purposes of calculating the affirmative vote and the total number of outstanding shares of Voting Stock under this clause (b), all shares of Voting Stock of which the beneficial owner is the Interested Shareholder involved in the Business Combination or any Affiliate or Associate of such Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.

     B.  Definition of "Business Combination."  The term "Business Combination"
         ------------------------------------
as used in this Article 11 shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this subsection 1.

     Subsection 2.  When Higher Vote Is Not Required.
                    --------------------------------

     The provisions of subsection 1 of this Article 11 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either paragraph A, or paragraph B are met:

     A. Approval by Continuing Directors.  The Business Combination shall have
        ---------------------------------
been approved by at least two-thirds of the Continuing Directors (as hereinafter defined) then in office at a duly constituted meeting of the board of directors of the Corporation called for such purpose.

     B. Price and Procedure Requirements.  All of the following conditions
        --------------------------------
shall have been met:

(i) The aggregate amount of the cash and the Market Value as of the Valuation Date (as hereinafter defined) of the Business Combination of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

     (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of common stock acquired by it
          (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination
          (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

     (b) the Market Value per share of common stock of the same class or series on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article 11 as the "Determination Date"), whichever is higher; or

     (c) the price per share equal to the Market Value per share of common stock of the same class or series determined pursuant to subdivision
          (i)(b) hereof, multiplied by the fraction of (1) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Interested Shareholder for any shares of common stock of the same class or series acquired by it within the two-year period immediately prior to the Announcement Date, over
          (2) the Market Value per share of common stock of the same class or series on the first day in such two-year period on which the Interested Shareholder acquired shares of common stock.

(ii) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than common stock, shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

      (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class or series of Voting Stock acquired by it: (1) within two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

      (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

      (c) the Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

      (d) the price per share equal to the Market Value per share of such class or series of stock determined pursuant to subdivision (ii)(c) hereof multiplied by the fraction of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of any class or series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date over (2) the Market Value per share of the same class or series of Voting Stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of the same class or series of Voting Stock.

(iii) The consideration to be received by holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

(iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock of the Corporation, unless the failure so to declare and pay such dividends is approved by a majority of the Continuing Directors;
      (b) there shall have been (1) no reduction in the annual rate of dividends paid on any class or series of the capital stock of the Corporation (except as necessary to reflect any subdivision of the capital stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and
      (c) such Interested Shareholder shall not have become the beneficial owner of any additional shares of capital stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder or by virtue of proportionate stock splits or stock dividend.

(v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its Subsidiaries (whether in anticipation of or in connection with such Business Combination or otherwise).

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     Subsection 3.  Certain Definitions.
                    -------------------

     For the purposes of this Article 11:

     A. "Interested Shareholder" shall mean any person (other than the
         ----------------------
Corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock; or

(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock.

     B. "Beneficial owner," when used with respect to any Voting Stock, means a
         ----------------
person:

(i) that, individually or with any of its Affiliates or Associates, beneficially owns Voting Stock directly or indirectly; or

(ii)  that, individually or with any of its Affiliates or Associates, has
      (a) the right to acquire Voting Stock (whether such right is exercisable immediately or only after passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; (b) the right to vote or direct the voting of Voting Stock pursuant to any agreement, arrangement or understanding; or (c) the right to dispose of or to direct the disposition of Voting Stock pursuant to any agreement, arrangement or understanding; or

(iii) that, individually or with any of its Affiliates or Associates, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of Voting Stock.

      C. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph A of this subsection 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph B of this subsection 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

      D. "Affiliate" means a person that directly or indirectly through one or
          ---------
more intermediaries controls, or is controlled by, or is under common control, with a specified person.

      E. "Associate," when used to indicate a relationship with any person,
          ----------
means: (1) any domestic or foreign corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such spouse who has the same home as such person or who is a director or officer of the Corporation or any of its Affiliates.

      F. "Subsidiary" means any corporation of which Voting Stock having a
          ----------
majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

      G. "Continuing Director" means any member of the board of directors of
          -------------------
the Corporation who is unaffiliated with the Interested Shareholder and was a member of the board of directors of the Corporation prior to the time that the Interested Shareholder (including any Affiliate or Associate of such Interested Shareholder) became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board of directors of the Corporation.

      H. "Market Value" means:
          ------------

(i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on the composite tape, or the New York Stock Exchange, or, if such stock is not listed on such exchange, the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors of the Corporation in good faith; and

(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the board of directors of the Corporation in good faith.

     I. "Valuation Date" means: (A) For a business combination voted on by
         --------------
shareholders, the latter of the day prior to the date of the shareholders vote or the date twenty days prior to the consummation of the Business Combination; and (B) for a Business Combination not voted upon by the shareholders, the date of the consummation of the Business Combination.

     J. "Voting Stock" means the then outstanding shares of capital stock of
         ------------
the Corporation entitled to vote generally in the election of directors.

     K. In the event of any Business Combination in which the Corporation is the surviving corporation, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and B(ii) of Section 2 of this Article 11 shall include the shares of common stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holder of such shares.

     Subsection 4.  Powers of the Board of Directors.
                    --------------------------------

     A majority of the Corporation's directors then in office shall have the power and duty to determine for the purpose of this Article 11, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, and (D) whether the requirements of paragraph B of Section 2 have been met with respect to any Business Combination; and the good faith determination of a majority of the board of directors on such matters shall be conclusive and binding for all the purposes of this Article 11.

     Subsection 5.  No Effect on Fiduciary Obligations of Interested
                    ------------------------------------------------
Shareholders.
------------

     Nothing contained in this Article 11 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                                  ARTICLE 12
                                 ANTI-GREENMAIL

     A. Any direct or indirect purchase or other acquisition by the Corporation of any Voting Stock (as defined in Article 11 hereof) from any Significant Shareholder (as hereinafter defined) who has been the beneficial owner (as defined in Article 11 hereof) of such Voting Stock for less than two years prior to the date of such purchase or other acquisition shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the total number of outstanding shares of Voting Stock, excluding in calculating such affirmative vote and the total number of outstanding shares all Voting Stock beneficially owned by such Significant Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, but no such affirmative vote shall be required with respect to any purchase or other acquisition of Voting Stock made as part of a tender or exchange offer by the Corporation to purchase Voting Stock on the same terms from all holders of the same class of Voting Stock and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations hereunder.

     B. For the purposes of this Article 12, "Significant Shareholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Voting Stock is owned, directly or indirectly, by the Corporation) who or which is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the outstanding Voting Stock.

     C. Nothing contained in this Article 12 shall be construed to relieve any interested shareholder from any fiduciary obligation imposed by law.

                                  ARTICLE 13
                               SHAREHOLDER ACTION

     Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be affected by any consent in writing by such holders, unless such consent is unanimous.

                                  ARTICLE 14
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

     Except as set forth in this Article 14 or as otherwise specifically required by law, no amendment of any provision of this Certificate of Incorporation shall be made unless such amendment has been first proposed by the board of directors of the Corporation upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose and thereafter approved by the shareholders of the Corporation by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that if such amendment is to the provisions set forth in this clause of Article 14 or in Article 6, 7, 8, 10, 11, 12 or 13, such amendment must be approved by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon rather than a majority; provided, further, that if such amendment is to the provisions set forth in this clause of Article 14 or in Article 11, such amendment must be approved by the affirmative vote of the holders of at least 80 percent of the shares entitled to vote thereon rather than a majority.

                                  ARTICLE 15
                               PERSONAL LIABILITY

     A. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     B. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation will not adversely affect any right or protection of a director of the Corporation existing at the time of that repeal or modification.

                                  ARTICLE 16
                                INDEMNIFICATION

     A. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents (and any other person that Delaware law permits this Corporation to provide indemnification to) through bylaw provisions, agreements with those agents or other persons, vote of stockholders or disinterested directors or otherwise, subject only to limits created by applicable Delaware law (statutory or non-statutory) with respect to action for breach of duty to the Corporation, its stockholders, and others.

     B. The indemnification and other rights set forth in this Article 16 are not exclusive of any provisions with respect thereto in the bylaws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

     C. The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another entity or enterprise at the request of that predecessor corporation, and the Corporation shall advance all expenses actually or reasonably incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the General Corporation Law of the State of Delaware. In any proceeding against the Corporation to enforce these rights, each such person will be presumed to be entitled to indemnification and the Corporation will have the burden of proving that that person has not met the standards of conduct for permissible indemnification set forth in the General Corporation Law of the State of Delaware, except that if the General Corporation Law of the State of Delaware requires the payment of such expenses in advance of the final disposition of a proceeding, the Corporation may only pay such expenses if that person undertakes to repay the Corporation if it is ultimately determined that he or she was not entitled to indemnification.

     D. It will be presumed that the directors and officers of the Corporation relied upon the rights to indemnification and advancement of expenses conferred by this Article 16 in serving or continuing to serve the Corporation, and those rights are enforceable as contract rights. Any rights to indemnification of any such director or officer will only apply to any loss, liability or expenses incurred by that director or officer in connection with proceedings brought against that person in the capacities in which he or she serves the Corporation. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide those persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the General Corporation Law of the State of Delaware, as amended and in effect from time to time.

     E. If a claim under this Article 16 is not paid in full by the Corporation within 60 days after the Corporation has received a written claim, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of claim and, if successful in whole or in part, the claimant will be entitled also to be paid the expenses of prosecuting that claim. It will be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the claimant will be presumed to be entitled to indemnification and the Corporation will have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the General Corporation Law of the State of Delaware.

     F. If the General Corporation Law of the State of Delaware is hereafter amended to permit the Corporation to provided broader indemnification rights than the Corporation was permitted by law to provide prior to that amendment, the indemnification rights conferred by this Article 16 will be broadened to the fullest extend permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this Article 16 will affect or diminish in any way the rights of any indemnitee to indemnification under the provisions of this Article 16 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of any such amendment or repeal.

     G. Neither amendment nor repeal of this Article 16 nor adoption of any provision of this amended and restated certificate of incorporation inconsistent with this Article 16 will eliminate or reduce the effect of this Article 16 in respect of any matter occurring before that amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter that would have given rise to a right of indemnification or right to receive expenses pursuant to this Article 16 if that provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

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

     H. The Corporation is entitled to purchase and maintain indemnity insurance to guard against future expenses.

                                  ARTICLE 17
                 CERTAIN RESTRICTIONS ON THE TRANSFER OF STOCK

     In order to preserve the net operating loss carryovers, net capital loss carryovers, and certain other attributes (the "Tax Benefits") to which the Corporation is entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (collectively the "Code") and the regulations thereunder, the following restrictions shall apply until December 31, 2008, unless the board of directors of the Corporation shall fix an earlier or later date in accordance with subsection 8 of this Article 17 (such date is sometimes referred to herein as the "Expiration Date"):

     Subsection 1.  Restrictions and Definitions.  From and after April 11,
                    ----------------------------
1994, no person other than the Corporation shall transfer any shares of stock of the Corporation (other than stock described in Section 1504(a)(4) of the Code or any successor statute, or stock that is not so described solely because it is entitled to vote as a result of dividend arrearages) to any person to the extent that such transfer, if effective, would cause the Ownership Interest Percentage of the transferee or any other person to increase above 4.9 percent, whether or not said transferee or other person held stock of the Corporation in excess of such percentage before such transfer. For purposes of this Article 17, (a) "person" refers to any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization; (b) a person's Ownership Interest Percentage shall be the sum of (i) such person's direct ownership interest in the Corporation as determined under Treasury Regulation
Section 1.382-2T(f)(8) or any successor regulation, (ii) such person's indirect ownership interest in the Corporation as determined under Treasury Regulation
Section 1.382-2T(f)(15) or any successor regulation, and (iii) such person's additional deemed ownership interest in the Corporation as determined under Proposed Treasury Regulation Section 1.1502-92(c) or any successor regulation, except that, for purposes of determining a person's direct ownership interest in the corporation, any ownership interest held by such person in the Corporation described in Treasury Regulation Section 1.382-2T(f)(18)(iii)(A) or any successor regulation shall be treated as stock of the Corporation, and for purposes of determining a person's indirect ownership interest in the Corporation, Treasury Regulations Sections 1.382-2T(g)(2), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii) or any successor regulations shall not apply and any stock that would be attributed to such person pursuant to the option attribution rules of Treasury Regulation Section 1.382-2T(h)(4) and Treasury Regulation
Section 1.382-4 or any successor regulations, if to do so would result in an ownership change, shall be attributed to such person without regard to whether such attribution results in an ownership change; (c) "transfer" refers to any means of conveying legal or beneficial ownership of shares of stock of the Corporation, whether such means is direct or indirect, voluntary or involuntary, including, without limitation, the transfer of ownership of any entity that owns shares of stock of the Corporation, and "transferee" means any person to whom stock of the Corporation is transferred.

     Subsection 2.  Exceptions.  Any transfer of shares of stock of the
                    ----------
Corporation that would otherwise be prohibited pursuant to the preceding subsection shall nonetheless be permitted if information relating to a specific proposed transaction is presented to the board of directors of the Corporation and the board determines (based, at its option, upon an opinion of legal counsel selected by the board to that effect) that such transaction will not jeopardize the Tax Benefits. Nothing in this subsection shall be construed to limit or restrict the board of directors of the Corporation in the exercise of its fiduciary duties under applicable law.

     Subsection 3.  Attempted Transfer in Violation of Transfer Restrictions.
                    ---------------------------------------------------------
Unless approval of the board of directors of the Corporation is obtained as provided in subsection 2 of this Article 17, any attempted transfer of shares of stock of the Corporation in excess of the shares that could be transferred to the transferee without restriction under subsection 1 of this Article 17 is not effective to transfer ownership of such excess shares (the "Prohibited Shares") to the purported acquiror thereof (the "Purported Acquiror"), who shall not be entitled to any rights as a shareholder of the Corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). All rights with respect to the Prohibited Shares shall remain the property of the person who initially purported to transfer the Prohibited Shares to the Purported Acquiror (the "Initial Transferor") until such time as the Prohibited Shares are resold as set forth in subsection 3(A) or (B) of this Article 17. The Purported Acquiror, by acquiring ownership of shares of stock of the Corporation that are not Prohibited Shares, shall be deemed to have consented to all the provisions of this Article 17 and to have agreed to act as provided in the following subsection 3(A).

     (A) Upon demand by the Corporation, the Purported Acquiror shall transfer any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distribution"), to an agent designated by the Corporation (the "Agent"). If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares as agent for the Initial Transferor, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to the following subsection 3(B) if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported transfer of the Prohibited Shares by the Purported Acquiror other than a transfer described in one of the two preceding sentences shall not be effective to transfer any ownership of the Prohibited Shares.

     (B) The Agent shall sell in an arms-length transaction (through the Nasdaq Stock Market, if possible) any Prohibited Shares transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sales Proceeds"), or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the following amount: (i) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares, and (ii) where the purported transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported transfer, the fair market value of the Prohibited Shares at the time of such purported transfer. Subject to the succeeding provisions of this subsection, any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be the property of the Initial Transferor. If the identity of the Initial Transferor cannot be determined by the Agent through inquiry made to the Purported Acquiror, the Agent shall publish appropriate notice (in The Wall Street Journal, if possible) for seven (7) consecutive business days in an attempt to identify the Initial Transferor in order to transmit any Resale Proceeds or Sales Proceeds or Prohibited Distributions due to the Initial Transferor pursuant to this subsection. The Agent may also take, but is not required to take, other reasonable actions to attempt to identify the Initial Transferor. If after ninety (90) days following the final publication of such notice the Initial Transferor has not been identified, any amounts due to the Initial Transferor pursuant to this subsection may be paid over to a court or governmental agency, if applicable law permits, or otherwise shall be transferred to an entity designated by the Corporation that is described in
Section 501(c)(3) of the Code. In no event shall any such amounts due to the Initial Transferor inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses (including but not limited to the expenses of publication) incurred by the Agent in attempting to identify the Initial Transferor.

     Subsection 4.  Prompt Enforcement Against Purported Acquiror.  Within
                    ---------------------------------------------
thirty (30) business days of learning of a purported transfer of Prohibited Shares to a Purported Acquiror, the Corporation through its Secretary shall demand that the Purported Acquiror surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror within thirty (30) business days from the date of such demand, the Corporation shall institute legal proceedings to compel such transfer, provided, however, that nothing in this subsection 4 shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the Corporation to act within the time periods set out in this subsection 4 shall not constitute a waiver of any right of the Corporation to compel any transfer required by subsection 3(A) of this Article 17.

     Subsection 5.  Additional Actions to Prevent Violation or Attempted
                    ----------------------------------------------------
Violation.  Upon a determination by the board of directors of the Corporation
----------
that there has been or is threatened a purported transfer of Prohibited Shares to a Purported Acquiror, the board of directors may take such action in addition to any action required by the preceding subsection as it deems advisable to give effect to the provisions of this Article 17, including, without limitation, refusing to give effect on the books of this Corporation to such purported transfer or instituting proceedings to enjoin such purported transfer.

     Subsection 6.  Obligation to Provide Information.  The Corporation may
                    ---------------------------------
require as a condition to the registration of the transfer of any shares of its stock that the proposed transferee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the proposed transferee's direct or indirect ownership interests in, or options to acquire, stock of the Corporation.

     Subsection 7.  Legends.  All certificates evidencing ownership of shares of
                    -------
stock of this Corporation that are subject to the restrictions on transfer contained in this Article 17 shall bear a conspicuous legend referencing the restrictions set forth in this Article 17.

     Subsection 8.  Further Actions.  Nothing contained in this Article 17 shall
                    ---------------
limit the authority of the board of directors of the Corporation to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and the interests of the holders of its securities in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the board of directors of the Corporation may (i) accelerate or extend the Expiration Date, (ii) modify the Ownership Interest Percentage in the Corporation specified in the first sentence of subsection 1,
(iii) modify the definitions of any terms set forth in this Article 17 as reasonably necessary or desirable to preserve the Tax Benefits under the Code and the regulations thereunder, or (iv) determine that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, which determination shall be based upon an opinion of legal counsel to the Corporation and which determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to shareholders of this Corporation within ten (10) days after the date of any such determination.

     This amended and restated certificate of incorporation is being signed on __________, 2001.

                         By:  ________________________________
                              [Name]
                              [Title]

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